Exhibit 99.1

Airspan Networks Holdings Inc. Reports 2021 Results, With Strong Momentum in 5G Private Networks, Continued Fixed Wireless Access Expansion, Key Partnerships With Tech’s Most Admired Companies

●	$177.3 Million Annual Revenue

●	First year as a NYSE American publicly traded company

●	Continued industry leadership through innovative R&D team led to two industry innovation awards, including for the Airspan 5G Network-in-a-Box

●	Strengthened management bench with several key hires to execute global growth strategy, including new President and COO Glenn Laxdal

●	Airspan CEO Eric Stonestrom appointed chairman of the Company’s board of directors. Replaces Tom Huseby, who continues to serve on the board

●	Continued ramp up of private networks capabilities and portfolio, with several key partnerships with some of tech’s most admired companies including Amazon Web Services (AWS), Cisco, Dell, HPE and Qualcomm

●	Named lead RAN vendor for growing Midwestern broadband provider expanding rural wireless broadband network access using Airspan CBRS and FWA solutions

Boca Raton, FL – April 11, 2022 – Airspan Networks Holdings Inc. (NYSE American: MIMO), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, today announced results for the fourth quarter and year ended December 31, 2021.

Key Fourth Quarter Financial Highlights

●	Revenue of $50.4 million, up 29% sequentially from third quarter 2021, down 38% year-over-year compared to exceptional performance in fourth quarter 2020, following COVID lockdowns

●	Gross margin of 41.1% compared to 44.0% in third quarter 2021, and 45.8% in fourth quarter 2020, with the majority of the variance due to supply chain pressures.

●	Net loss of $19.6 million, compared to a net loss of $27.0 million in third quarter 2021, and net income of $8.3 million for fourth quarter 2020

●	Adjusted EBITDA (non-GAAP measure) was a loss of $8.0 million compared to a loss of $10.4 million in third quarter 2021 and income of $12.7 million in fourth quarter 2020

●	Loss per share was 27 cents, compared to income per share of 14 cents in the fourth quarter 2020.

Fourth Quarter Successes and Recognition:

●	Strengthening strong CBRS market position with the launch of Airspan’s first 5G CBRS product: the Airspan AirStrand 2200 solution was the first CBRS 5G Stand Alone small cell radio approved by the FCC for use on US networks. It follows the successful completion of 5G interoperability tests in the CBRS spectrum band (n48), which lays the groundwork for the launch of next generation CBRS-based devices using Airspan 5G and Open RAN software and hardware for cable operator customers and other vertical markets.

●	One of the “Best Pilot Programs” In the US/Fixed Wireless Access Market: Mimosa by Airspan beat out its FWA and Wi-Fi solutions competitors to win the RAN provider business for Amarillo, Texas’ government stimulus-funded Digital Divide program, Amarillo Connected. In addition, Airspan extended its sales resources aggressively to capture business via stimulus revenue, leveraging Airspan’s leading FWA portfolio across a multitude of broadband connectivity programs.

●	Leveraging international government stimulus for 5G deployments: In addition to US government stimulus funding broadband deployments, Airspan is a member in a consortium of industry and academic partners that secured funding from the UK Department of Digital, Culture, Media and Sport (DCMS).

Full Year 2021 Financial Highlights:

●	Began trading as a public company on August 16, 2021 under the ticker symbol, MIMO

●	Annual revenue of $177.3 million, up 3% year-over-year compared to 2020

●	Product and software license revenue up 13% year-over-year compared to 2020

●	Gross margin of 44% compared to 48.6% in 2020

●	Net loss of $70.5 million, compared to a net loss of $25.6 million for the full year 2020

●	Adjusted EBITDA (non-GAAP measure) was a loss of $29.1 million, compared to a loss of $9.4 million for the full year 2020

●	Loss per share was $1.09, compared to a loss per share of 43 cents for the full year 2020.

Full Year 2021 Successes and Recognition

●	Deployed 80+ private networks worldwide, and initiated deployment of a National Air-to-Ground Network: Airspan’s 5G Massive MIMO Antennas & Open RAN Software help Gogo Achieve Major 5G Air-to-Ground Milestones

●	Launched new CBRS 5G indoor and outdoor solutions, including our first 5G CBRS products

●	Customer Base Diversification: Two domestic cable operators placed their first purchase orders with Airspan during 2021. Airspan’s AirStrand 2200 is the first solution to receive FCC approval to serve these customers. Airspan initiated deployment in 2021.

●	Mimosa/Fixed Wireless Access Solutions:

o	Announced the launch of the new A6/C6 series, a new FWA gigabit solution, featuring multi-gigabit speeds to expand stimulus use cases originally targeted at fiber architectures only.

●	Awards/External Recognition:

o	Airspan was named the winner of two 2021 Fierce Telecom Innovation Awards in December 2021 including its innovative 5G Starter Kit – A Network in a Box solution that is powering Private Network deployments around the world, and its innovative Digital Divide solution providing connectivity to the under-served.

o	Airspan’s 5G OpenRANGE mmWave outdoor small cell solution won the 2021 Small Cell Forum Award for excellence in commercial deployment with Rakuten for the fourth consecutive year.

●	Talent Acquisition: Airspan continued to hire engineers and sales professionals to accelerate growth, namely from the 5G product portfolio, including innovative software and hardware.

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Stonestrom Appointed Chairman

Airspan’s CEO Eric Stonestrom has been appointed chairman of the Company’s board of directors. He replaces Tom Huseby, who continues to serve on the board.

Supply Chain Update

Demand for our products is strong, though supply chain challenges are still leading to increasingly long lead times. We continue to work hard in a number of ways to mitigate these challenges, finding alternative components, instituting multiple technological design changes and working closely with our partners. In this environment supply chain pressures center primarily around component availability, higher spot purchase prices for hardware components and increased shipping costs. While we have begun to pass some of these expenses on to customers through price increases, we expect the increased cost impact of components and freight to continue. We anticipate such supply chain challenges to extend through 2022.

Relationships with Some of the Tech World’s Most Admired Companies: AWS, Cisco, Dell, HPE and Qualcomm

“We are seeing an explosion of interest in enterprise 5G private network solutions,” said Airspan Chairman and CEO Eric Stonestrom. “In conjunction, we recently announced several key partnerships and working relationships with some of tech’s most admired companies, while at Mobile World Congress. These partnerships include Amazon Web Services (AWS), Cisco, Dell, HPE and Qualcomm, as we ramp up our private networks capabilities and portfolio.”

New President/COO Named to Execute Growth Strategy

Airspan recently named Glenn Laxdal as its new President and COO, to execute the growth strategy and scale the business, overseeing operations, customer service and product management divisions, along with the Broadband Airspan by Mimosa organization. Laxdal is a senior technology executive with over 25 years of global experience in the wireless, software and computing industries.

“Bringing on the right leaders with the ability and experience to execute on our aggressive plans is a critical component of our strategy for long-term, sustainable growth,” said Stonestrom. “Glenn is focused on accelerating our plans to grow revenue and market share to take advantage of the tremendous market opportunities for 5G, Open RAN, Private Networks and Fixed Wireless Access (FWA) solutions.”

Business Outlook

We anticipate first quarter 2022 revenue of approximately $38 million with gross margin of approximately 32%. Both figures were impacted by significant supply chain costs and challenges from COVID-19 restrictions in Asia.

The information with respect to first quarter 2022 above is preliminary, based upon Airspan’s estimated and currently available information and is subject to revision based upon, among other things, Airspan’s financial closing procedures. The Company’s actual results may differ from these estimates due to the completion of its financial closing procedures and final adjustments and other developments that may arise between the date of this news release and the time the Company’s condensed consolidated financial statements for the first quarter 2022 are completed. Readers are cautioned not to place undue reliance on these estimates.

Earnings Conference Call

A conference call with Airspan executives will be held tomorrow, Tuesday, April 12 at 8:30 am ET. It can be accessed through a toll-free dial-in, 1-877-589-7296, or 1-215-268-9906 (local), by requesting the Airspan call, as well as on the Airspan investor relations website, ir.airspan.com/. An audio replay will be available on the Airspan investor relations site following the call.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

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Cautionary Statement Regarding Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services; projected financial performance, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Airspan’s control, which may include, among other things: the risk of downturns and the possibility of rapid change in the highly competitive industry in which we operate; changes in laws and regulations affecting our business; the risk that we and our current and future collaborators are unable to successfully develop and commercialize our products or services, or experience significant delays in doing so; the risk that we do not achieve or sustain profitability; the risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; the risk that we experience difficulties in managing our growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk of product liability or regulatory lawsuits or proceedings relating to our products and services; and the risk that we are unable to secure our intellectual property. For further information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the U.S. Securities and Exchange Commission. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Airspan’s industry and end markets are based on sources we believe to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure.”

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
Howie Waterman
917-359-5505
hwaterman@airspan.com

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AIRSPAN NETWORKS HOLDINGS INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share data)

	December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$62,937	$18,196
Restricted cash	185	422
Accounts receivable, net of allowance of $309 and $374 at December 31, 2021 and 2020, respectively	57,980	70,621
Inventory	17,217	12,019
Prepaid expenses and other current assets	18,833	8,602
Total current assets	157,152	109,860
Property, plant and equipment, net	7,741	4,833
Goodwill	13,641	13,641
Intangible assets, net	6,438	7,629
Right-of-use assets, net	6,585	7,882
Other non-current assets	3,942	3,837
Total assets	$195,499	$147,682

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$29,709	$36,849
Deferred revenue	2,902	7,521
Other accrued expenses	26,967	22,538
Senior term loan, current portion	3,187	–
Subordinated debt	10,577	10,065
Current portion of long-term debt	275	298
Total current liabilities	73,617	77,271
Long-term debt	–	2,087
Subordinated term loan - related party	37,991	34,756
Senior term loan	37,876	36,834
Convertible debt	41,343	–
Other long-term liabilities	20,924	17,147
Total liabilities	211,751	168,095

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 72,335,952 and 59,710,047 shares issued and outstanding at December 31, 2021 and 2020, respectively	7	6
Additional paid-in capital	749,592	674,906
Accumulated deficit	(765,851)	(695,325)
Total stockholders’ deficit	(16,252)	(20,413)
Total liabilities and stockholders’ deficit	$195,499	$147,682

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AIRSPAN NETWORKS HOLDINGS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for share data)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Revenues:
Products and software licenses	$44,684	$73,818	$151,172	$134,338
Maintenance, warranty and services	5,692	7,728	26,111	38,617
Total revenues	50,376	81,546	177,283	172,955

Cost of revenues:
Products and software licenses	28,836	43,196	95,442	84,375
Maintenance, warranty and services	849	1,031	3,870	4,477
Total cost of revenues	29,685	44,227	99,312	88,852

Gross profit	20,691	37,319	77,971	84,103

Operating expenses:
Research and development	15,923	13,906	63,350	52,858
Sales and marketing	8,682	7,274	33,839	28,738
General and administrative	12,631	4,565	40,878	16,555
Amortization of intangibles	294	359	1,191	1,733
Loss on sale of assets	–	–	–	22
Total operating expenses	37,530	26,104	139,258	99,906

(Loss) income from operations	(16,839)	11,215	(61,287)	(15,803)

Interest expense, net	(4,233)	(1,746)	(12,813)	(6,422)
Change in fair value of warrant liability and derivatives, net	895	(1,566)	4,116	(3,322)
Gain on extinguishment of debt	–	–	2,096	–
Other expense, net	(743)	(709)	(3,328)	(878)

(Loss) income before income taxes	(20,920)	7,194	(71,216)	(26,425)

Income tax benefit	1,314	1,152	690	782

Net (loss) income	$(19,606)	$8,346	$(70,526)	$(25,643)

(Loss) earnings per share - basic and diluted	$(0.27)	$0.14	$(1.09)	$(0.43)
Weighted average shares outstanding - basic and diluted	72,183,563	59,710,047	64,509,718	59,710,047

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AIRSPAN NETWORKS HOLDINGS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(70,526)	$(25,643)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,294	4,640
Foreign exchange (gain) loss on long-term debt	(14)	26
Gain on extinguishment of debt	(2,096)	—
Change in fair value of warrants and derivatives	(7,940)	—
Share-based compensation expense	10,577	2,643
Loss on disposal of property, plant and equipment	22	3
Bad debt expense	289	5
Total adjustments	5,132	7,317

Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	12,352	(30,345)
(Increase) decrease in inventory	(5,198)	5,123
Decrease in prepaid expenses and other current assets	(6,547)	(517)
Increase in other operating assets	(105)	(380)
(Decrease) increase in accounts payable	(10,790)	12,012
Increase in deferred revenue	(4,619)	(2,514)
Increase in other accrued expenses	4,429	5,104
Increase in other long-term liabilities	616	5,889
Increase in accrued interest on long-term debt	8,571	3,587
Net cash used in operating activities	(66,685)	(20,367)

Cash flows from investing activities:
Purchase of property, plant and equipment	(6,033)	(2,226)
Net cash used in investing activities	(6,033)	(2,226)

Cash flows from financing activities:
Repayments of line of credit, net	—	(1,993)
Borrowings under senior term loan	—	6,005
Borrowings under other long-term debt	—	2,073
Proceeds from the Business Combination, issuance of convertible debt and PIPE financing, net of issuance costs paid	115,501	—
Proceeds from the exercise of stock options	1,074	—
Proceeds from the sale of Series G stock, net	—	21,913
Proceeds from the sale of Series H stock, net	505	8,074
Proceeds from the issuance of Series H warrants	142	2,126
Net cash provided by financing activities	117,222	38,198

Net increase in cash, cash equivalents and restricted cash	44,504	15,605

Cash, cash equivalents and restricted cash, beginning of year	18,618	3,013

Cash, cash equivalents and restricted cash, end of year	$63,122	$18,618

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The following tables present the reconciliation of net (loss) income, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
	Dec. 31,	Sept. 30,
($ in thousands)	2021	2021
Net loss	$(19,606)	$(26,953)

Adjusted for:
Interest expense	4,233	3,630
Income tax (benefit) charge	(1,314)	457
Depreciation and amortization	1,177	988
EBITDA	(15,510)	(21,878)
Share-based compensation expense	8,427	661
Change in fair value of warrant liability and derivatives	(895)	(11,562)
Transaction costs allocated to the warrants	-	3,824
Management Incentive Plan expense related to Business Combination	-	18,513
Adjusted EBITDA	$(7,978)	$(10,442)

	Three Months Ended December 31,
($ in thousands)	2021	2020
Net (loss) income	$(19,606)	$8,346

Adjusted for:
Interest expense	4,233	1,746
Income tax benefit	(1,314)	(1,152)
Depreciation and amortization	1,177	1,016
EBITDA	(15,510)	9,956
Share-based compensation expense	8,427	1,161
Change in fair value of warrant liability and derivatives	(895)	1,566
Adjusted EBITDA	$(7,978)	$12,683

	Year Ended December 31,
($ in thousands)	2021	2020
Net loss	$(70,526)	$(25,643)

Adjusted for:
Interest expense	12,813	6,422
Income tax benefit	(690)	(782)
Depreciation and amortization	4,294	4,640
EBITDA	(54,109)	(15,363)
Share-based compensation expense	10,577	2,643
Change in fair value of warrant liability and derivatives	(7,940)	3,322
Transaction costs allocated to the warrants	3,824	–
Management Incentive Plan expense related to Business Combination	18,513	–
Adjusted EBITDA	$(29,135)	$(9,398)

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